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Exhibit 3.11.1

AMENDED AND RESTATED BYLAWS

OF

FOUNDATION AMERICAN COAL HOLDING, INC.
(A Delaware corporation)
(As Amended and Restated July 9, 1993)
(As Amended July 30, 2004)

ARTICLE I

STOCKHOLDERS

1.1   Meetings.

        1.1.1    Place.    Meetings of the stockholders shall be held at such place, either within or without the State of Delaware, as may be designated by the board of directors.

        1.1.2    Annual Meeting.    An annual meeting of the stockholders for the election of directors and for other business shall be held on such date and at such time as may be fixed by the board of directors.

        1.1.3    Special Meetings.    Special meetings of the stockholders may be called at any time by the president, or the board of directors, or the holders of a majority of the outstanding shares of stock of the corporation entitled to vote at the meeting.

        1.1.4    Quorum.    The presence, in person or by proxy, of the holders of a majority of the outstanding shares of stock of the corporation entitled to vote on a particular matter shall constitute a quorum for the purpose of considering such matter. If a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

        1.1.5    Voting Rights.    Except as otherwise provided herein, in the certificate of incorporation or by law, every stockholder shall have the right at every meeting of stockholders to one vote for every share standing in the name of such stockholder on the books of the corporation which is entitled to vote at such meeting. Every stockholder may vote either in person or by proxy.

        1.1.6    Notice of Meetings.    Written notice, stating the place, date and time of the meeting, and the general nature of the business to be considered, shall be given to each stockholder entitled to vote thereat at the address of the stockholder as it appears on the records of the corporation, not less than ten nor more than fifty days before the date of the meeting.

        1.1.7    Action Without Meeting.    Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE II

DIRECTORS

2.1    Number and Term.    The number of directors shall be not less than two and not more than nine. The directors shall be elected at the annual meeting of the stockholders or at such other time as the stockholders may unanimously select, and each director shall be elected to serve until a successor shall be elected and shall qualify. Directors need not be stockholders.

2.2   Meetings.

        2.2.1    Place.    Meetings of the board of directors shall be held at such place, either within or without the State of Delaware, as may be designated by the board or in the notice of the meeting.

        2.2.2    Regular Meetings.    Regular meetings of the board of directors shall be held at least twice in each calendar year, at such times as the board may designate. Notice of regular meetings need not be given.

        2.2.3    Special Meetings.    Special meetings of the board may be called (a) by the president or (b) by the secretary upon the written request of six (6) or more members of the board. At least two days' notice of any special meeting must be given to each director, either personally or by mail, telegram or facsimile transmission.

        2.2.4    Quorum.    A majority of the directors shall constitute a quorum for the transaction of business. If at any meeting of the board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.

        2.2.5    Voting.    Except as otherwise provided herein, in the certificate of incorporation or by law, the vote of a majority of the directors present at any meeting at which a quorum is present shall constitute the act of the board of directors.

2.3    Committees.    The board of directors may establish one or more other committees, each committee to consist of one or more directors. Unless otherwise provided herein, in the absence or disqualification of any member of any such committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member. Except as otherwise provided herein, in the certificate of incorporation or by law, any such committee shall have and may exercise the powers of the full board of directors to the extent provided in the resolution establishing the committee.

2.4    Resignations.    Any director, member of a committee or other officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the president or secretary. The acceptance of a resignation shall not be necessary to make it effective.

2.5    Vacancies.    If the office of any director, member of a committee (except for filling vacancies on the executive committee which shall be governed by Section 2.3.1) or other officer becomes vacant, the remaining directors in office, though less than a quorum, by majority vote may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until a successor shall be elected. The board of directors shall not be obligated to fill any such vacancy so long as the minimum number of directors, committee members, or officers as required by law or in these bylaws remain in place.

2.6    Removal.    Any director or directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote at a special meeting of the stockholders called for the purpose and the vacancies thus created may be filled, at the meeting held for the purpose of removal or such other meeting of stockholders, by the affirmative vote of a majority in interest of the stockholders entitled to vote.

2.7    Powers.    The board of directors shall exercise all of the powers of the corporation except such as are by law, or by the certificate of incorporation of the corporation or by these bylaws conferred upon or reserved to the stockholders.

2.8    Compensation.    Directors and members of any committee of the board of directors shall be entitled to such reasonable compensation for their services as directors and members of any such committee as shall be fixed from time to time by resolution of the board of directors and shall also be entitled to reimbursement for reasonable expenses incurred in attending meetings of the board or of any such committee. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

2.9    Action Without Meeting.    Any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting, if a written consent thereto is signed by all members of the board, or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the board or committee.

ARTICLE III

OFFICERS

3.1    Election.    The officers of the corporation shall be a president, a treasurer, and a secretary, all of whom shall be elected by the board of directors and who shall hold office until their successors are elected and qualified. In addition, the board of directors may elect a chairman, a vice chairman, one or more vice presidents and such assistant secretaries and assistant treasurers as they may deem proper. None of the officers of the corporation need be directors, except the chairman and vice chairman. The officers shall be elected at the first meeting of the board of directors after each annual meeting of stockholders. More than two offices may be held by the same person. The board of directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.

3.2   Authority and Duties.

        3.2.1    Chairman.    The chairman of the board of directors, if one be elected, shall preside at all meetings of the board of directors and shall have and perform such other duties as from time to time may be assigned by the board of directors.

        3.2.2    Vice Chairman.    The vice chairman of the board of directors, if one be elected, shall have such powers and shall perform such duties as from time to time may be assigned by the board of directors.

        3.2.3    President.    The president shall be the chief executive officer of the corporation and shall have the general powers and duties of supervision and management usually vested in the office of president of a corporation. The president shall preside at all meetings of the stockholders if present thereat, and in the absence or non-election of the chairman and vice chairman of the board of directors, at all meetings of the board of directors, and shall have general supervision, direction and control of the business of the corporation. Except as the board of directors shall authorize the execution thereof in some other manner, the president shall execute bonds, mortgages and other contracts in behalf of the corporation, and shall cause the seal to be affixed to any instrument requiring it and when so affixed the seal shall be attested by the signature of the secretary or the treasurer or an assistant secretary or an assistant treasurer.

        3.2.4    Vice President.    Each vice president shall have such powers and shall perform such duties as shall be assigned by the board of directors.

        3.2.5    Treasurer.    The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the corporation. The treasurer shall deposit all moneys and other valuables in the name and to the credit of the corporation in such depositaries as may be designated by the board of directors. The treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, or the president, taking proper vouchers for such disbursements. The treasurer shall render to the president and board of directors at the regular meetings of the board of directors, or whenever they may request it, an account of all transactions as treasurer and of the financial condition of the corporation. If required by the board of directors, the treasurer shall give the corporation a bond for the faithful discharge of the treasurer's duties in such amount and with such surety as the board of directors shall prescribe.

        3.2.6    Secretary.    The secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these bylaws, and in case of the secretary's absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the president, or by the board of directors, or stockholders, upon whose requisition the meeting is called as provided in these bylaws. The secretary shall record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned by the board of directors or the president. The secretary shall have the custody of the seal of the corporation and shall affix the same to all instruments requiring it, when authorized by the board of directors or the president, and attest the same.

        3.2.7    Assistant Treasurers and Assistant Secretaries.    Assistant treasurers and assistant secretaries, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the board of directors.

ARTICLE IV

INDEMNIFICATION

4.1    Right to Indemnification.    The corporation shall indemnify any person who was or is party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that such person is or was a director or officer of the corporation or a constituent corporation absorbed in a consolidation or merger, or is or was serving at the request of the corporation or a constituent corporation absorbed in a consolidation or merger, as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or is or was a director or officer of the corporation serving at its request as an administrator, trustee or other fiduciary of one or more of the employee benefit plans of the corporation or other enterprise, against expenses (including attorneys' fees), liability and loss actually and reasonably incurred or suffered by such person in connection with such proceeding, whether or not the indemnified liability arises or arose from any threatened, pending or completed proceeding by or in the right of the corporation, except to the extent that such indemnification is prohibited by the corporation's Certificate of Incorporation or by applicable law.

4.2    Advance of Expenses.    Expenses incurred by a director or officer of the corporation in defending a proceeding shall be paid by the corporation in advance of the final disposition of such proceeding subject to the provisions of any applicable statute.

4.3    Procedure for Determining Permissibility.    To determine whether any indemnification or advance of expenses under this Article IV is permissible, the board of directors by a majority vote of a quorum consisting of directors not parties to such proceeding may, and on request of any person seeking indemnification or advance of expenses shall be required to, determine in each case whether the applicable standards in any applicable statute have been met, or such determination shall be made by independent legal counsel if such quorum is not obtainable, or, even if obtainable, a majority vote of a quorum of disinterested directors so directs, provided that, if there has been a change in control of the corporation between the time of the action or failure to act giving rise to the claim for indemnification or advance of expenses and the time such claim is made, at the option of the person seeking indemnification or advance of expenses, the permissibility of indemnification or advance or expenses shall be determined by independent legal counsel. The reasonable expenses of any director or officer in prosecuting a successful claim for indemnification, and the fees and expenses of any special legal counsel engaged to determine permissibility of indemnification or advance of expenses, shall be borne by the corporation.

4.4    Contractual Obligation.    The obligations of the corporation to indemnify a director or officer under this Article IV, including the duty to advance expenses, shall be considered a contract between the corporation and such director or officer, and no modification or repeal of any provision of this Article IV shall affect, to the detriment of the director or officer, such obligations of the corporation in connection with a claim based on any act or failure to act occurring before such modification or repeal.

4.5    Indemnification Not Exclusive; Inuring of Benefit.    The indemnification and advance of expenses provided by this Article IV shall not be deemed exclusive of any other right to which one indemnified may be entitled under any statute, provision of the Certificate of Incorporation, the bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall inure to the benefit of the heirs, executors and administrators of any such person.

4.6    Insurance and Other Indemnification.    The board of directors shall have the power to (i) authorize the corporation to purchase and maintain, at the corporation's expense, insurance on behalf of the corporation and on behalf of others to the extent that power to do so has not been prohibited by statute, (ii) create any fund of any nature, whether or not under the control of a trustee, or otherwise secure any of its indemnification obligations, and (iii) give other indemnification to the extent permitted by statute.

ARTICLE V

TRANSFER OF SHARE CERTIFICATES

        Transfers of share certificates and the shares represented thereby shall be made on the books of the corporation only by the registered holder or by duly authorized attorney. Transfers shall be made only on surrender of the share certificate or certificates.

ARTICLE VI

AMENDMENTS

        These bylaws may be amended or repealed at any regular or special meeting of the board of directors by vote of a majority of all directors in office or at any annual or special meeting of stockholders by vote of holders of a majority of the outstanding stock entitled to vote. Notice of any such annual or special meeting of stockholders shall set forth the proposed change or a summary thereof.

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Exhibit 3.11.1